Exhibit 10.8

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made, entered into, and effective as of [____], 202[_] (the “Grant Date”) by and between Diffusion Pharmaceuticals Inc., a Delaware corporation (the “Company”), and [____] (“Director”).

A.

The Company has adopted the Diffusion Pharmaceuticals Inc. 2015 Equity Incentive Plan (as such plan may be amended and/or restated from time to time, the “Plan”) which authorizes the Board of Directors of the Company (the “Board”), or a committee thereof as provided for in the Plan (the Board or such committee in such capacity, the “Committee”), to grant restricted incentive awards to Participants, including Restricted Stock Units.

B.	The Company desires to grant Restricted Stock Units denominated in shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) to the Director pursuant to the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and Director agree as follows:

1.

RSUs Subject to Plan; Defined Terms. The RSUs and the RSU Shares (each as defined in Section 2 below) granted and issued (if any) pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and Director, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail. All capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in the Plan.

2.

Grant of Restricted Stock Unit Award. The Company hereby grants [____] Restricted Stock Units (the “RSUs”), denominated in shares of Common Stock (the “RSU Shares”), to the Director as of the Grant Date stated above.

3.	Vesting.

a.

Vesting. Subject to the provisions of this Section 3, the RSUs subject to this Award shall become vested on the dates set forth below, provided that the Director has not incurred a “Separation from Service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. Section 1.409A-1(h), other than due to the Director’s death or removal from the Board without cause, in which cases the RSUs shall become vested upon such event. There shall be no proportionate or partial vesting in the periods prior to the vesting date.

Dates	# of Shares

b.

Change in Control. The RSUs shall become immediately vested upon completion of a Change in Control. Notwithstanding any of the foregoing, in connection with a Change in Control, the Committee, in its sole discretion, at any time after the grant of the RSUs, may take whatever action it deems appropriate pursuant to Section 15.3 of the Plan.

c.	Forfeiture. Except as set forth in Section 3(a), all unvested RSUs shall be immediately forfeited upon the Director’s termination of service with the Board.

d.

Clawback. The RSUs and RSU Shares issued or issuable pursuant to the RSUs are subject to forfeiture or clawback by the Company to the extent required and allowed by law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes Oxley Act of 2002 and any implementing rules and regulations promulgated thereunder, and pursuant to any forfeiture, clawback or similar policy of the Company, as such laws, rules, regulations and policy may be in effect from time to time.

4.

Delivery of Shares. Subject to the provisions of Section 17 hereof, within sixty (60) days following the applicable vesting date of the RSUs (or as soon as practicable thereafter), the Director shall receive the number of shares of Common Stock that correspond to the number of RSUs that have become vested on the applicable vesting date, less a number of shares of Common Stock equal to the product of (i) the Fair Market Value of the shares of Common Stock on the Tax Date and (ii) the highest marginal Federal tax rate applicable to individuals, with the result rounded down to the nearest whole share (the “Tax Reduction”). The Fair Market Value of the shares of Common Stock subject to the Tax Reduction shall be paid to the Director in cash at the same time as the delivery of the shares of Common Stock pursuant to this Section 4 (collectively, the “RSU Settlement”).

5.	Rights as a Stockholder; Adjustments.

a.

Rights as a Stockholder. Director will have no rights as a stockholder of the Company unless and until all conditions to the effective settlement of the RSUs have been satisfied and Director has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to the RSUs as to which there is a record date preceding the date Director becomes the holder of record of such shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

b.

Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture, or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to the RSUs in order to prevent dilution or enlargement of the rights of Director.

6.

Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of Director in the RSUs prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of Director, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Director, however, will be entitled to designate a beneficiary to receive the RSUs upon Director’s death, and, in the event of Director’s death, settlement of the RSUs (to the extent otherwise permitted hereby) may be made to Director’s legal representatives, heirs and legatees.

7.

Governing Law; Venue. This Agreement and all rights and obligations under this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions. By acceptance of the RSUs, Director is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Illinois to resolve any and all issues that may arise out of or relate to the RSUs or this Agreement. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

8.

Tax Withholding. If the Director is subject to wage withholding at the source under the Code with respect to compensation paid to the Director by the Company, then the following provisions of this Section 8 shall apply: The Company may require the Director to pay to the Company, an amount the Company deems necessary to satisfy its current or future obligation to withhold federal, state or local income or other taxes, if any, that the Director incurs as a result of the Award. With respect to any required tax withholding, the Director may (a) direct the Company to withhold from the shares of Common Stock to be issued to the Director under this Agreement, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs (such amount, in the aggregate, the “Withholding Obligation”), which determination will be based on the shares’ Fair Market Value on the Tax Date; (b) deliver to the Company shares of Common Stock sufficient to satisfy the Withholding Obligation, based on the shares’ Fair Market Value on the Tax Date; or (c) deliver cash to the Company sufficient to satisfy the Withholding Obligation. Without limiting the foregoing, the Company shall withhold shares of Common Stock otherwise deliverable to the Director hereunder in order to pay the Director’s income and employment taxes due upon vesting of the RSUs, but only to the extent permitted by applicable accounting rules so as not to affect accounting treatment.

9.

Market Stand-off. Director, if so requested by the Company or any representative of the underwriters in connection with a firmly underwritten public offering of securities by the Company pursuant to a registration statement under the Securities Act following the date of this Agreement, shall not sell or otherwise transfer any RSU Shares during the 180-day period following the effective date of such registration statement. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period. This Section 9 will not apply to the sale of any RSU Shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to Director if all then current executive officers and directors of the Company enter into similar agreements.

10.	Nature of the Grant. In accepting the RSUs and by execution of this Agreement, Director acknowledges that:

a.

The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended, or terminated by the Company in its sole discretion at any time, unless otherwise provided in the Plan.

b.

The grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future RSU grants, or benefits in lieu of RSU grants, even if RSU grants have been granted repeatedly in the past.

c.	All decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company.

d.	Director is voluntarily participating in the Plan.

e.

This grant of RSUs is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event shall be considered as compensation for, or relating in any way to, past services for the Company.

f.	In the event that Director is not an employee of the Company, the RSUs will not be interpreted to form an employment contract or relationship with the Company.

g.

The future value of the Common Stock is unknown and cannot be predicted with certainty and if the RSUs vest in accordance with the terms of this Agreement and RSU Shares are issued in settlement thereof, the value of those shares may increase or decrease.

h.

In consideration of the grant of the RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs or diminution in value of the RSUs or RSU Shares resulting from termination of Director’s employment or service by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Director irrevocably releases the Company and its Subsidiaries, and their respective directors, officers, employees and agents, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the RSUs and execution of this Agreement, Director shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

i.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Director’s participation in the Plan, or Director’s purchase or sale of the underlying RSU Shares.

j.

Director is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the RSUs.

11.

Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and settlement of the RSUs and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the grant and settlement of the RSUs and the administration of the Plan. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that an amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with the Director’s consent.

12.

Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission, email transmission of a pdf format data file or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section 12.

13.

Employment or Service. Nothing in this Agreement or the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of Director at any time, nor confer upon Director any right to continue in the employment or other service with the Company or any Subsidiary.

14.

Transfer of Personal Data. The Director authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Director.

15.

Compliance with Securities Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of the RSUs and any RSU Shares pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares of Common Stock as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Director to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance.

16.

Section 409A. This Agreement and the Plan are intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that this Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Company shall have no liability to a Director, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Agreement or the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Directors and not with the Company.

17.

Successors and Assigns. Except to the extent specifically limited by the terms and provision of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and personal representatives.

18.

Titles, Captions and Sections. Titles and captions contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to Sections in this Agreement refer to Sections of this Agreement unless otherwise stated.

19.

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

20.

Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21.

Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

22.

Failure to Enforce Not a Waiver. The failure of the Company or Director to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective as of the Grant Date.

PARTICIPANT:	DIFFUSION PHARMACEUTICALS INC.

________________________	___________________________________

Name: [________]	By: William Elder

Title: General Counsel

By execution of this Agreement, Director acknowledges having received a copy of the Plan.